SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT dated and effective as of the 7th day December 2009 by and between Zion Oil & Gas, Inc. (the “Company”) and Glen Perry (the “Employee”).

WITNESSETH

WHEREAS, the Parties entered into an employment agreement dated January 4, 2004 (the "Employment Agreement"); and

WHEREAS, the Parties wish to terminate their relationship under the Employment Agreement in accordance with the terms and conditions hereto

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement the Parties hereby agree as follows:

1.           Representations and Undertakings by Perry

In consideration of the undertakings by the Company contained herein, Employee hereby agrees, represents and covenants as follows:

a)           Employee acknowledges and agrees that the Section 8 (proprietary information), Section 9 (non-competition) and Section 11 (Taxes) of the Employment Agreement shall continue in full force and effect in accordance with their terms.

b)           Employee shall return to the Company all Company property in his possession, control or under his influence including any Proprietary Information as defined in the Employment Agreement.

c)           Employee acknowledges and agrees that the undertakings, release and payments by Company contained in this Agreement are intended to be made in lieu of any amounts, now or in the future, payable by Company to Employee under the terms of the Employment Agreement and in full satisfaction of all claims by Employee to any payments owing from the Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) in connection with his retention under the Employment Agreements or to any other demands, claims, rights or privilege.

2.           Representations and Undertakings by the Company

2.1           In consideration of the undertakings by the Employee contained herein, Company hereby agrees, represents and covenants as follows:

a)           Company acknowledges and agrees that the Section 10 (Indemnification and Insurance) of the Employment Agreement shall continue in full force and effect in accordance with its terms with respect to any actions arising during the term of the Employment Agreement.

b)           Company shall pay to Employee the aggregate sum of $180,000 less deductions and withholdings under applicable law customarily made by Company. The said aggregate sum shall be paid as follows. The sum of $92,150 shall be paid to Employee on January 4, 2010 and the sum of $43,925 shall be paid to Employee on each of the first business days of each of the months of February and March of 2010.

c)           All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken.

3.           Termination of Agreements & Other Positions

3.1           Upon execution hereof by both Parties the Employment Agreement shall automatically and without any further action on the part of the Parties be terminated, except to the extent otherwise provided herein.

3.2           By his execution of this Agreement, and without any further action, Employee hereby resigns, effective immediately, from any positions he holds with the Company, the Abraham Foundation (Switzerland) and the Bnei Joseph Foundation (R.A) (Israel) including as an officer, executive, member or as a director.

4.           Releases

4.1           In consideration of the full and timely performance of the undertakings of Company in this Agreement, and the release contained in Section 4.2 below, Employee (and each of his respective, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement, claims under any labor laws and regulations including claims for wrongful termination, claims with respect to the stock options, claims with respect to any other payment required under law or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by Employee of the compliance by the Company with its undertakings contained in this Agreement.

4.2           In consideration of the full and timely performance of the undertakings of Employee in this Agreement and the release in Section 4.1 above, the Company (and its officers, directors, shareholders, employees, attorneys, agents, successors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Employee and his respective, agents, attorneys, insurers, successors, executors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by the Company of the compliance by Employee of his undertakings contained in this Agreement.

5.           Reliance and Complete Agreement.

The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral.  No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

6.           Headings.

Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

7.           Successors and Assigns.

Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.           Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.           Entire Agreement.

This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

10.           Governing Law; Jurisdiction and Forum.

This Agreement, its interpretation, validity, construction, enforcement and effect shall be governed by and construed under the laws of the State of Texas without reference or effect to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the appropriate court in the County of Dallas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

12.           Representations.

Each of Employee and the Companies acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

13.           Non-Disparagement.

Neither of the Parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries, officers or stockholders), shall disparage the other Party hereto or their businesses. For greater certainty the Employee shall henceforth refrain from making any comments, directly or indirectly, in any forum or media (verbal or written) concerning the Company or its affiliates, officers, directors, shareholders, employees, agents and attorneys.

14.           Filings.

The Company shall file a current report on Form 8-K relating to the subject matter of this Agreement, and a copy of this agreement shall be filed as an exhibit thereto.

IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

Zion Oil & Gas, Inc.

/s/ Richard Rinberg	/s/ Glen Perry
Richard Rinberg	Glen Perry
CEO